SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2009

GSV, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23901	13-3979226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 Post Road, Westport, CT	06880
(Address of Principal Executive Offices)	(Zip Code)

(203) 221-2690
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                      Regulation FD Disclosure.

On April 23, 2009, Century Royalty, LLC, a Texas limited liability company in which GSV, Inc. owns an undivided one-third interest, commenced a private offering of up to $20,000,000 of its equity securities.  Century Royalty, LLC intends to use the proceeds of the offering to fund its 2009 drilling program.  The terms of the offering and the terms of the securities to be sold have not yet been determined.  The securities offered have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward-Looking Statements

Some of the statements in this document are forward-looking statements that involve risks and uncertainties.  These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact.  You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions.  We cannot guarantee our future results, performance or achievements.  Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements.  You are cautioned not to place undue reliance on any forward- looking statements.  Potential risks and uncertainties that could affect our future operating results include, but are not limited to, our limited operating history, history of losses, need to raise additional capital, and the high risk nature of our business, as well as other risks described in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GSV, INC. (Registrant)

Dated: April 23, 2009	By:	/s/ Gilad Gat
Gilad Gat
Chief Executive Officer
(Principal Executive Officer)